Exhibit 4.2

                   JOHNSON & JOHNSON/BIOSENSE, INC.
                        1996 STOCK OPTION PLAN


     On September 4, 1997, Johnson & Johnson ("J&J"), a New Jersey corporation, and an affiliated company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Biosense Inc. (the "Company"), a
Delaware corporation. Under the terms of the Merger Agreement, a wholly-owned subsidiary of J&J was merged with and into the Company (the "Merger"). Under the terms of the Merger Agreement, options (the "Original Options") on shares of the former common stock, par value $0.01 per share, of the Company in effect immediately prior to the Effective Time (as defined in the Merger Agreement) under the 1996 Stock Option Plan of Biosense, Inc. (the "Original Plan") upon the effectiveness of the Merger became an option to receive shares of the common stock, par value $1.00 per share, of J&J. J&J has agreed to substitute for the Original Options for shares of the common stock, par value $1.00 per share, of J&J ("Substituted Options").

     Except for options issued shortly after the effectiveness of the Merger in substitution for Original Options, no further options shall be granted under this plan.

     The Substituted Options granted under the Plan are intended to be "NonQualified Options" since each of the Original Options was a Non-Qualified Option. No Substituted Option is intended to be an "Incentive Stock Option" as described in Section 422 of the Code.


                                 ARTICLE I

                                DEFINITIONS

     Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

     1.1 Affiliate. "Affiliate" shall mean any person, firm, corporation or other entity that directly or indirectly through one or more subsidiaries controls, is controlled by, or is under common control with the Company.

     1.2  Board.  "Board" shall mean the Board of Directors of the Company.

     1.3 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.4 Committee. "Committee" shall mean the Compensation Committee of the board of directors of J&J, or another committee, or a subcommittee of the board of J&J, appointed as provided in Section 6.1.

     1.5 Company. "Company" shall mean Biosense, Inc., a Delaware corporation.

     1.6 Company Common Stock. "Company Common Stock" shall mean the common stock, $0.01 par value per share, of the Company.

     1.7 Corporate Transaction. "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which J&J is a party:

     (a) a merger or consolidation in which J&J is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which J&J is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Substituted Options are assumed by the successor entity;

     (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of J&J, in complete liquidation or dissolution of J&J in a transaction not covered by the exceptions to clause
(a) above;

     (c) any reverse merger in which J&J is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of J&J's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

     (d) the consummation of any transaction the results of which is that any "person" (as defined in Section 13(d)(3) under the Exchange Act) other than any Principal becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of J&J.

     For purposes of the foregoing, "Principal" shall mean (A) Shlomo Ben-Haim, David E. Acker, Lewis C. Pell and Katsumi Oneda, (B) any spouse, parent, child or estate of any of the persons referred to in clause (A) above, or (C) any trust, corporation, partnership or other entity the beneficiaries, stockholders, owners or persons beneficially holding an 80% or more controlling interest of which consist of any person or persons referred to in (A) and (B) above.

     1.8  Director.  "Director" shall mean a member of the Board.

     1.9 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Affiliate.

     1.10 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.11 Exchange Ratio. "Exchange Ratio" shall have the meaning accorded it in the Merger Agreement.

     1.12 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be the closing price thereof on a composite index for such date as reported in the Wall Street Journal or other source of financial information regularly used by J&J.

     1.13 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

     1.14 Israeli Option. "Israeli Option" means a Substituted Option that is intended to conform to the applicable provisions of the Ordinance.

     1.15 J&J Common Stock. "J&J Common Stock" shall mean the common stock, par value $1.00 per share, of J&J.

     1.16 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean a Substituted Option which is not designated by the Committee as and does not meet the requirements under the Code as an Incentive Stock Option.

     1.17 Substituted Option. "Substituted Option" shall mean a stock option granted under Article III of this Plan. A Substituted Option granted under this Plan shall be a Non-Qualified Stock Option since all Original Options were Non-Qualified Stock Options.

     1.18 Optionee. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

     1.19 Ordinance. "Ordinance" shall mean the Israeli Income Tax
Ordinance.

     1.20 Original Option. "Original Option" shall mean an option for Company Common Stock issued under the Biosense, Inc. 1996 Stock Option Plan.

     1.21 Plan. "Plan" shall mean The Johnson & Johnson/Biosense, Inc. 1996 Stock Option Plan.

     1.22 QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     1.23 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.24 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.25 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or an Affiliate. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

     1.26 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Compensation Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

     1.27 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or an Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or an Affiliate, (ii) at the sole discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the sole discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or an Affiliate with the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the questions of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                 ARTICLE II

                           SHARES SUBJECT TO PLAN


     2.1 Shares Subject to Plan. The shares of stock subject to Substituted Options shall be J&J Common Stock. The aggregate number of such shares which may be issued upon exercise of Substituted Options under the Plan shall not exceed that number of shares of Company Common Stock subject to Original Options multiplied by the Exchange Ratio. The shares of Common Stock issuable upon exercise of Substituted Options may be either previously authorized but unissued shares or treasury shares.

     2.2 No Add-back of Options. If any Substituted Option under this Plan expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Substituted Option but as to which such option was not exercised prior to its expiration, cancellation or exercise shall not again be optioned hereunder. After the grant of Substituted Options shortly after the Effective Time of the Merger to holders of Original Options, no further Substituted Options shall be granted under this Plan.


                                ARTICLE III

                            GRANTING OF OPTIONS

     3.1 Eligibility. Each holder of an Original Option shall be granted a Substituted Option under the Plan upon surrender of his or her Original Option.

     3.2  Granting of Options.

     (a) Promptly after the Effective Time, the Committee shall send a written communication to each holder of an Original Option and shall grant to each such holder of an Original Option upon surrender of such Original Option a Substituted Option subject to the terms and conditions of this Plan.

     (b) The Committee shall set the terms and conditions of such Substituted Option as close as reasonably possible to those of the Original Option, taking into account the effect of the requirements of the Merger Agreement, with the following exceptions:

         (i) the number of shares of J&J Common Stock subject to such Substituted Option shall be the largest whole number not more than (A) the number of shares of Company Common Stock subject to the Original Option multiplied by (B) the Exchange Ratio; and

         (ii) the exercise price per share of J&J Common Stock subject to such Substituted Option shall be (A) the exercise price per share of Company Common Stock divided by (B) the Exchange Ratio.

                                 ARTICLE IV

                              TERMS OF OPTIONS

     4.1 Option Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of J&J and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Option Agreements evidencing Substituted Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

     4.2 Option Term. The term of each Substituted Option shall be set as what would have been the then-remaining term of the corresponding Original Option if the Merger had not occurred. The Committee may extend the term of any outstanding Substituted Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Substituted Option relating to such a termination.

     4.3 Option Vesting. Each Substituted Option shall be fully-vested and exercisable upon the date of grant thereof.


                                 ARTICLE V

                            EXERCISE OF OPTIONS

     5.1 Partial Exercise. A Substituted Option may be exercised in whole or in part. However, a Substituted Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Substituted Option, a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of a Substituted Option shall be deemed exercised upon delivery of all of the following to the Director, Stock Option Administration, of J&J:

     (a) A written notice complying with the applicable rules established by the Committee stating that the Substituted Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Substituted Option or such portion;

     (b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

     (c) In the event that the Substituted Option shall be exercised pursuant to Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Substituted Option; and

     (d) Full payment to J&J for the shares with respect to which the Substituted Option, or portion thereof, is exercised, which payment shall be (i) in cash, by certified or bank cashier's check; (ii) through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to J&J with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Substituted Option or exercised portion thereof; (iii) through the surrender of shares of Common Stock then issuable upon exercise of the Substituted Option having a Fair Market Value on the date of exercise of such Substituted Option equal to the aggregate exercise price of the Substitute Option or exercised portion thereof; (iv) through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Substituted Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Substituted Option exercise price; or (v) through any combination of the consideration provided in the foregoing subparagraphs (i) through (iv). Notwithstanding the foregoing, the Committee, in its sole discretion, in lieu of or in combination with another method of payment, may allow (i) a delay in payment up to thirty
(30) days from the date the Substituted Option, or portion thereof, is exercised; (ii) payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration;
(iii) payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; or (iv) payment through any combination of the consideration provided in the foregoing subparagraphs
(i), (ii) and (iii). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Substituted Option may not be exercised, however, by delivery of a promissory note or by a loan from J&J when or where such loan or other extension of credit is prohibited by law.

     5.3 Conditions to Issuance of Stock Certificates. J&J shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Substituted Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its sole discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

     (e) The receipt by the Company of full payment for such shares, including without limitation payment of any applicable withholding tax.

     5.4 Rights as Stockholders. The holders of Substituted Options shall not be, nor shall they have, any of the rights or privileges of stockholders of J&J in respect of any shares purchasable upon the exercise of any part of a Substituted Option unless and until certificates representing such shares have been issued by J&J to such holders.

     5.5 Ownership and Transfer Restrictions. The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of a Substituted Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares.

     5.6 Limitations on Exercise of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

     (a) The expiration of twelve (12) months from the date of the Optionee's death;

     (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

     (c) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three-month period; or

     (d) the expiration of ten (10) years from the date of grant of the Original Option to which such Substituted Option corresponds.


                                 ARTICLE VI

                               ADMINISTRATION

     6.1 Compensation Committee. The Committee shall be the regular Compensation Committee of the board of directors of J&J or such other committee or subcommittee as shall be designated from time to time by such board of directors to administer this Plan.

     6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Substituted Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee. In its sole discretion, the board of directors of J&J may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters under which Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

     6.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of this Committee.

     6.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the board of directors of J&J. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by J&J. The Committee may, with the approval of the board of directors of J&J, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, J&J and J&J's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions take and all interpretations and determinations made by the Committee or the board of directors of J&J in good faith shall be final and binding upon all Optionees, J&J and all other interested persons. No members of the Committee or board of directors of J&J shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Substituted Options, and all members of the Committee and the board of directors of J&J shall be fully protected by J&J in respect of any such action, determination or interpretation.


                              ARTICLE VII

                       MISCELLANEOUS PROVISIONS

     7.1      Not Transferable.

     (a) Substituted Options under this plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until the shares underlying such Substituted Options have been issued, and all restrictions applicable to such shares have lapsed. No Substituted Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is permitted by the preceding sentence.

     (b) During the lifetime of the Optionee, only he or she may exercise a Substituted Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of a Substitute Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     7.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the board of directors of J&J or the Committee. However, without approval of J&J's stockholders given within twelve months before or after the action by the board of directors of J&J or Committee, no action of the board of directors of J&J or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule.

     No amendment, suspension or termination of this Plan shall, without the consent of the holder of a Substituted Option, alter or impair any rights or obligations under any such Substituted Option theretofore granted, unless the Substituted Option itself otherwise expressly so provides. No Substituted Option may be granted during any period of suspension or after termination of this Plan.

     7.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

     (a) Subject to Section 7.3(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, J&J Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up-, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of J&J (including, but not limited to, a Corporate Transaction), or exchange of J&J Common Stock or other securities of the J&J, issuance of warrants or other rights to purchase J&J Common Stock or other securities of J&J, or other similar corporate transaction or event, in the Committee's sole discretion, affects the J&J Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to a Substituted Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

          (i) the number and kind of shares of J&J Common Stock (or other securities or property) with respect to which Substituted Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued,

         (ii) the number and kind of shares of J&J Common Stock (or other securities or property) subject to outstanding Substituted Options, and

          (iii) the grant or exercise price with respect to any Substituted Option.

     (b) Subject to Section 7.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting J&J, any Affiliate or the financial statements of J&J or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its sole discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Substituted Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles;

          (i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Substituted Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Substituted Option or the replacement of such Substituted Option with other rights or property selected by the Committee in its sole discretion;

          (ii) In its sole discretion, the Committee may provide, either by the terms of such Substituted Option or by action taken prior to the occurrence of such transaction or event, that it cannot be exercised after such event;

          (iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Substituted Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Substituted Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of such Substituted Option;

          (iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Substituted Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Substituted Option be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

          (v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of J&J Common Stock (or other securities or property) subject to outstanding substituted Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Substituted Options.

     (c) Subject to Section 7.8, the Committee may, in its sole discretion, include such further provisions and limitations in any Substituted Options or Option

Agreement or certificate, as it may deem equitable and in the best interests of J&J.

     7.4 Approval of Plan by Stockholders. This Plan shall not be submitted for the approval of the stockholders of J&J.

     7.5 Tax Withholding. J&J and its Affiliates shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Substituted Option. The Committee may in its sole discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have J&J withhold shares of J&J Common Stock otherwise issuable under such Substituted Option (or allow the return of shares of J&J Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     7.6 Loans. The Committee may, in its sole discretion, extend one more loans to key Employees in connection with the exercise or receipt of a Substituted Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

     7.7 Forfeiture Provisions Pursuant to it general authority to determine the terms and conditions applicable to Substituted Options under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Substituted Options made under the Plan, or to require the recipient to agree to separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the Substituted Option, or upon the receipt or resale of J&J Common Stock underlying such Substituted Option, must be paid to J&J, and (ii) the Substituted Option shall terminate and any unexercised portion of such Substituted Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date or within a specified time period following receipt or exercise of the Substituted Option, or (b) the recipient at any time, during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of J&J or the Company, as further defined by the Committee.

     7.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employee, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

     7.9 Compliance with Laws. This Plan, the granting and vesting of Substituted Options under this Plan and the issuance and delivery of shares of J&J Common Stock and the payment of money under this Plan or under Substituted

Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for J&J, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the persons acquiring such securities shall, if requested by J&J, provide such assurances and representations to J&J as J&J may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Substituted Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     7.11 Titles. Titles are provided herein for convenience only and are not serve as a basis for interpretation or construction of this Plan.

     7.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of law thereof.

                                  ***